Exhibit 5.1
REEDER & SIMPSON P.C.
Attorneys-at-Law

RRE Commercial Center		Raymond E. Simpson
P.O. Box 601		53-55 Akti Miaouli, 6th floor
Majuro, MH 96960, Marshall Islands		185 36 Piraeus, Greece
Telephone:	+692 625 3602	Telephone:	+30 210 429 3323
Fax:	+692 625 3603	Fax:	+30 210 941 4790
E-mail:	dreeder@ntamar.net	E-mail:	simpson@otenet.gr
		Mobile phone:	+30 6945 465 173
October 29, 2009
Seanergy Maritime Holdings Corp.
1 - 3 Patriarchou Grigoriou
166 74 Glyfada
Athens, Greece
Ladies and Gentlemen:
     We have acted as Marshall Islands counsel to Seanergy Maritime Holdings Corp., a Marshall Islands corporation (the “Company”), in connection with the issuance of 30,000,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), as described in the Company’s Amendment No. 1 to Registration Statement on Form F-1 (File No. 333-161961) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).
     We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.
     Based upon the foregoing, we are of the opinion that:
     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Republic of the Marshall Islands.
     2. The Shares will be duly authorized, validly issued, fully paid and non-assessable.
     We are opining solely on the laws of the Republic of the Marshall Islands, including the rules and regulations underlying those provisions, all applicable provisions of the Constitution of the Marshall Islands and all applicable judicial and regulatory determinations in connection therewith.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.
Very truly yours,
/s/ Raymond E. Simpson
Reeder & Simpson P.C.